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                                  SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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                           Arlington Hospitality, Inc.
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                (Name of Registrant as Specified In Its Charter)

Committee to Enhance Shareholder Value
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    (Name of Person(s) Filing Proxy Statement, of other than the Registrant)

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PRESS RELEASE ISSUED AUGUST 6, 2002

                     COMMITTEE TO ENHANCE SHAREHOLDER VALUE
                        30 SOUTH WACKER DRIVE, SUITE 1003
                                CHICAGO, IL 60606

                                                           FOR IMMEDIATE RELEASE

                                                                  AUGUST 6, 2002

CONTACT: George Garland, Garland Associates, Inc. at 212-866-0095


ISS RECOMMENDS THAT ARLINGTON HOSPITALITY SHAREHOLDERS VOTE FOR TWO INDEPENDENT DIRECTORS NOMINATED BY DISSIDENTS AT THE COMPANY'S AUGUST 15, 2002 ANNUAL MEETING

Chicago, Illinois -- The Committee to Enhance Shareholder Value today released the following comment on Institutional Shareholder Services Inc.'s ("ISS") recommendation that shareholders of Arlington Hospitality, Inc. (Nasdaq:
HOST) vote for the two independent director candidates nominated by the Committee.

"We are gratified that ISS, the nation's leading independent proxy advisory firm, has recommended that shareholders vote in favor of our nominees at Arlington Hospitality's August 15, 2002 shareholder meeting," said Ken Fell, head of the Committee and a director nominee. "The ISS recommendation is very important as momentum for our slate continues to build. Every vote is important and we urge the Arlington shareholders to cast their votes FOR the Committee's nominees on our GREEN proxy card today."

ISS's report states: "The question for shareholders . . . is not merely whether the company's stock price performance has been disappointing, but whether the dissident slate would bring with it either: (1) an alternative strategy better designed to improve results; or (2) the ability and willingness to aggressively review and question management's chosen strategy as the company moves forward. ISS ultimately concludes [that] the addition of the dissident nominees would substantially improve the composition of the board, adding two independent directors, one of whom appears to have significant relevant hotel experience. Particularly in the context of the company's recent stock performance struggles, these additions are likely to prove valuable, increasing the board's ability to ask the tough questions of management."

In its report, ISS noted that the members of the Committee collectively own a substantial stake in Arlington's shares and that over half of management's stake in Arlington is in the form of stock options, which do not represent an "at risk" investment. The ISS report concludes that "[u]ltimately, Arlington appears likely to benefit from a change in the constitution of the board to boost independence and hotel experience. . . . "